UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2008 (March 3, 2008)

BPW ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33979 (Commission File Number)	26-1259837 (IRS Employer Identification No.)

750 Washington Boulevard Stamford, Connecticut (Address of Principal Executive Offices)	06901 (Zip Code)

Registrant’s telephone number, including area code: (203) 653-5800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 3, 2008, BPW Acquisition Corp. (the “Company”) consummated its initial public offering (“IPO”) of 35,000,000 units (“Units”). Each Unit consists of one share of common stock, par value $0.0001 per share (“Common Stock”) and one warrant (“Warrant”) to purchase one share of Common Stock at an exercise price of $7.50 per share. The Warrants expire February 26, 2014 unless earlier redeemed. Once the Warrants become exercisable, they will be redeemable in whole and not in part at a price of $0.01 per Warrant upon a minimum of 30 days’ written notice, but such redemption may only occur if the last sales price of the Common Stock equals or exceeds $13.25 per share for any 20 trading days within a 30 day trading period ending three business days prior to the time that the Company sends the notice of redemption to the Warrant holders. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $350,000,000.

Simultaneously with the consummation of the IPO, the Company consummated the private sale of 8,600,000 warrants (“Sponsors’ Warrants”) to BNYH BPW Holdings LLC and Perella Weinberg Partners Acquisitions LP (the “Sponsors”) at a price of $1.00 per Sponsors’ Warrant, generating gross proceeds of $8,600,000 (the “Private Placement”). The Sponsors’ Warrants are identical to the Warrants included in the Units sold in the Offering, except that the Sponsors’ Warrants (i) are non-redeemable so long as they are held by a Sponsor or a permitted transferee, (ii) are exercisable on a “cashless” basis so long as they are held by a Sponsor or a permitted transferee and (iii) may not be transferred, assigned or sold, except to permitted transferees, until after the Company completes its initial business combination. If the Company does not complete its initial business combination, the $8,600,000 in gross proceeds to the Company from the sale of the Sponsors’ Warrants in the Private Placement will be part of the liquidating distribution to the Company’s public shareholders, and the Sponsors’ Warrants will expire worthless.

Approximately $348.7 million of proceeds from the IPO and Private Placement (including $15,400,000 in deferred underwriting discounts and commissions) were placed in the Company’s trust account maintained by Mellon Bank, N.A., as account agent. These funds will not be released until the earlier of the Company’s completion of its initial business combination or the Company’s liquidation, other than any amounts released to public stockholders who exercise their conversion rights in connection with certain stockholders votes as described in the Company’s final prospectus, and the Company may withdraw up to an aggregate of $4.0 million, subject to adjustment, of the interest income earned on the funds held in the trust account.

Audited financial statements as of March 3, 2008 reflecting receipt of the proceeds received by the Company in connection with the consummation of the IPO and the Private Placement have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.

The Company is including as exhibits to this Current Report on Form 8-K executed copies of its Underwriting Agreement, dated February 26, 2008, Warrant Agreement, dated February 26, 2008, the Form of Insider Letter that has been executed on February 26, 2008 by the Sponsors, Brooklyn NY Holdings LLC and Perella Weinberg Partners Group LP, the Form of Insider Letter that has been executed on February 26, 2008 by each executive officer and director of the Company, the Trust Account Agreement, dated February 26, 2008, and the Registration Rights Agreement, dated February 26, 2008, as Exhibits 1.1, 4.4, 10.1, 10.2, 10.3 and 10.7, respectively.

Item 9.01. Financial Statements and Exhibits

(d)	The following exhibits are filed with this Form 8-K:

Exhibit Number	Exhibit
1.1	Underwriting Agreement.
4.4	Warrant Agreement between Mellon Investor Services LLC and the Company.

10.1	Form of Letter Agreement among the Company, Citigroup Global Markets Inc., BNYH, PWP and the Sponsors.
10.2	Form of Letter Agreement among the Company, Citigroup Global Markets Inc. and each executive officer and director.
10.3	Trust Account Agreement between Mellon Bank, N.A. and the Company.
10.7	Registration Rights Agreement among the Company and the Founders.
99.1	Audited Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2008	BPW ACQUISITION CORP.
	By:	/s/ Michael E. Martin
Michael E. Martin Chief Executive Officer